Exhibit 99.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard L. Markee, Michael G. Archbold and James M. Sander, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to the Registration Statement on Form S-1 of Vitamin Shoppe, Inc. originally filed with the Securities Exchange Commission on May 10, 2010 (No. 333-166718), as amended, and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Richard L. Markee
Richard L. Markee

/s/ Michael G. Archbold
Michael G. Archbold

Michael Becker

/s/ Catherine Buggeln
Catherine Buggeln

John G. Edmondson

/s/ David H. Edwab
David H. Edwab

/s/ John D. Howard
John D. Howard

Vitamin Shoppe, Inc. Power of Attorney

/s/ Douglas R. Korn
Douglas R. Korn

Richard L. Perkal

/s/ Beth M. Pritchard
Beth M. Pritchard

Katherine Savitt-Lennon

Vitamin Shoppe, Inc. Power of Attorney